UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2017

Aladdin International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55297	41-1683548
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 907, 9/F, ICBC Tower, 3 Garden Road, Central, Hong Kong
(address of principal executive offices) (zip code)

Tel: 852 3975 0600 Fax: 852 3975 0610
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

On June 3, 2017, Aladdin International, Inc., a Nevada corporation (“Registrant”) and Billion Rewards Development Limited, a British Virgin Islands company (“Billion Rewards”) entered into a Debt Conversion Agreement. Further to the Debt Conversion Agreement, Billion Rewards agreed to convert the outstanding principal balance of an aggregate of $343,840 of promissory notes previously issued to Billion Rewards by the Registrant into 2,631,764 shares of the common stock of the Company at a conversion price of $0.131 per share.

Item 3.02   Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Item	Description
10.1	Debt Conversion Agreement dated June 3, 2017 by and between Aladdin International, Inc. and Billion Reward Development Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2017	Aladdin International, Inc.

	By:	/s/ Quinn Chen
Name: Quinn Chen
Title: Chief Executive Officer

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